PROXY VOTING RESULTS


A special meeting of the funds' shareholders was held on June 16, 1999. Shareholders of record at the close of business on April 19, 1999 (Class O) were entitled to vote. The results of votes taken among shareholders on proposals before them are reported below. Each vote reported represents one dollar of net asset value held on April 19, 1999, the record date for the meeting.

PROPOSAL 1

To elect as Trustees the following twelve nominees.*

 # OF % OF
 VOTES CAST VOTES CAST
RALPH F. COX
Affirmative    12,034,713,521.44   97.812

Withheld       269,174,117.65      2.188

TOTAL          12,303,887,639.09   100.000

PHYLLIS BURKE DAVIS
Affirmative    12,024,799,360.15   97.732

Withheld       279,088,278.94      2.268

TOTAL          12,303,887,639.09   100.000

ROBERT M. GATES
Affirmative    12,018,153,268.60   97.678

Withheld       285,734,370.49      2.322

TOTAL          12,303,887,639.09   100.000

EDWARD C. JOHNSON 3D
Affirmative    12,022,449,385.26   97.713

Withheld       281,438,253.83      2.287

TOTAL          12,303,887,639.09   100.000

E. BRADLEY JONES
Affirmative    12,011,159,042.04   97.621

Withheld       292,728,597.05      2.379

TOTAL          12,303,887,639.09   100.000

DONALD J. KIRK
Affirmative    12,037,929,370.72   97.838

Withheld       265,958,268.37      2.162

TOTAL          12,303,887,639.09   100.000

 # OF % OF
 VOTES CAST VOTES CAST
 PETER S. LYNCH
Affirmative    12,036,485,998.31   97.827

Withheld       267,401,640.78      2.173

TOTAL          12,303,887,639.09   100.000

WILLIAM O. MCCOY
Affirmative    12,036,479,856.48   97.827

Withheld       267,407,782.61      2.173

TOTAL          12,303,887,639.09   100.000

GERALD C. MCDONOUGH
Affirmative    12,020,160,511.29   97.694

Withheld       283,727,127.80      2.306

TOTAL          12,303,887,639.09   100.000

MARVIN L. MANN
Against     12,039,101,531.78   97.848

Withheld    264,786,107.31      2.152

TOTAL       12,303,887,639.09   100.000

ROBERT C. POZEN
Affirmative    12,029,915,166.14   97.773

Withheld       273,972,472.95      2.227

TOTAL          12,303,887,639.09   100.000

THOMAS R. WILLIAMS
Affirmative    12,023,514,869.84   97.721

Withheld       280,372,769.25      2.279

TOTAL          12,303,887,639.09   100.000

PROPOSAL 2
To ratify the selection of Deloitte & Touche LLP as independent accountants of the funds.
DESTINY I # OF % OF
 VOTES CAST VOTES CAST
Affirmative    6,897,499,125.27   96.581

Against        72,337,124.22      1.013

Abstain        171,810,159.29     2.406

TOTAL          7,141,646,408.78   100.000

DESTINY II # OF % OF
 VOTES CAST VOTES CAST
Affirmative    4,923,635,671.52   95.378

Against        63,631,261.46      1.232

Abstain        174,974,297.33     3.390

TOTAL          5,162,241,230.31   100.000

PROPOSAL 3
To authorize the Trustees to adopt an amended and restated Declaration of Trust.*
 # OF % OF
 VOTES CAST VOTES CAST
Affirmative    11,131,125,685.46    90.468

Against            763,788,042.58   6.208

Abstain            408,973,911.05   3.324

TOTAL          12,303,887,639.09    100.000

PROPOSAL 4
To amend the trust's Bylaws.*
 # OF % OF
 VOTES CAST VOTES CAST
Affirmative    10,482,701,078.01    85.199

Against          1,363,003,529.20   11.077

Abstain            458,135,367.81   3.724

TOTAL          12,303,839,975.02    100.000

PROPOSAL 5
To adopt a new fundamental policy for the fund that would permit it to invest all of its assets in another open-end investment company managed by FMR or an affiliate with substantially the same investment objective and policies.
DESTINY I # OF % OF
 VOTES CAST VOTES CAST
Affirmative         5,861,503,333.60   82.076

Against             1,013,545,201.18   14.192

Abstain             266,550,209.93     3.732

TOTAL               7,141,598,744.71   100.000

Broker Non-Votes    47,664.07

DESTINY II # OF % OF
 VOTES CAST VOTES CAST
Affirmative    4,265,462,636.07   82.628

Against        646,162,823.99     12.517

Abstain        250,615,770.25     4.855

TOTAL          5,162,241,230.31   100.000

PROPOSAL 6
To approve an amended management contract for Destiny I.
 # OF % OF
 VOTES CAST VOTES CAST
Affirmative         5,922,467,896.71   82.929

Against             963,143,322.96     13.487

Abstain             255,987,525.04     3.584

TOTAL               7,141,598,744.71   100.00

Broker Non-Votes    47,664.07

PROPOSAL 7
To approve an amended management contract for Destiny II.
 # OF % OF
 VOTES CAST VOTES CAST
Affirmative    4,296,609,730.76   83.231

Against        630,316,132.14     12.211

Abstain        235,315,367.41     4.558

TOTAL          5,162,241,230.31   100.00

PROPOSAL 8
To approve an amended sub-advisory agreement with FMR U.K. for the fund.
DESTINY I # OF % OF
 VOTES CAST VOTES CAST
Affirmative         6,443,451,256.98   90.224

Against             425,931,245.84     5.964

Abstain             272,216,241.89     3.812

TOTAL               7,141,598,744.71   100.000

Broker Non-Votes    47,664.07

DESTINY II # OF % OF
 VOTES CAST VOTES CAST
Affirmative    4,632,688,155.31   89.742

Against        278,195,913.87     5.389

Abstain        251,357,161.13     4.869

TOTAL          5,162,241,230.31   100.000

PROPOSAL 9
To approve an amended sub-advisory agreement with FMR Far East for the fund.
DESTINY I # OF % OF
 VOTES CAST VOTES CAST
Affirmative         6,417,908,120.71   89.867

Against             446,453,503.77     6.251

Abstain             277,237,120.23     3.882

TOTAL               7,141,598,744.71   100.000

Broker Non-Votes    47,664.07

DESTINY II # OF % OF
 VOTES CAST VOTES CAST
Affirmative    4,615,571,555.97   89.410

Against        295,151,995.99     5.718

Abstain        251,517,678.35     4.872

TOTAL          5,162,241,230.31   100.000

PROPOSAL 10
To approve a Distribution and Service Plan for Class O of the fund. DESTINY I # OF % OF
 VOTES CAST VOTES CAST
Affirmative         6,467,136,824.57   90.556

Against             430,345,582.82     6.026

Abstain             244,116,337.32     3.418

TOTAL               7,141,598,744.71   100.000

Broker Non-Votes    47,664.07

DESTINY II # OF % OF
 VOTES CAST VOTES CAST
Affirmative    4,658,004,579.64   90.232

Against        275,806,276.18     5.343

Abstain        228,430,374.49     4.425

TOTAL          5,162,241,230.31   100.000

PROPOSAL 11
To eliminate a fundamental investment policy for the fund.
DESTINY I # OF % OF
 VOTES CAST VOTES CAST
Affirmative         6,177,499,211.29   86.500

Against             681,584,454.40     9.544

Abstain             282,515,079.02     3.956

TOTAL               7,141,598,744.71   100.000

Broker Non-Votes    47,664.07

DESTINY II # OF % OF
 VOTES CAST VOTES CAST
Affirmative    4,455,134,096.97   86.302

Against        466,422,015.78     9.036

Abstain        240,685,117.56     4.662

TOTAL          5,162,241,230.31   100.000

PROPOSAL 12
To amend the fund's diversification limitation to exclude "securities of other investment companies" from issuer diversification limitations.
DESTINY I # OF % OF
 VOTES CAST VOTES CAST
Affirmative         6,252,942,391.19   87.557

Against             617,505,035.17     8.646

Withheld            271,151,318.35     3.797

TOTAL               7,141,598,744.71   100.000

Broker Non-Votes    47,664.07

DESTINY II # OF % OF
 VOTES CAST VOTES CAST
Affirmative    4,504,194,777.37   87.253

Against        416,708,329.49     8.072

Withheld       241,338,123.45     4.675

TOTAL          5,162,241,230.31   100.000

*DENOTES TRUST-WIDE PROPOSALS AND VOTING RESULTS.